UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The South Financial Group, Inc. (“TSFG” or the “Company”) expects to report diluted earnings per share of approximately $0.10 to $0.13 for the fourth quarter of 2007, based on current information, assumptions, and market conditions. These estimated earnings include the following items (on a pre-tax basis):

•	The provision for credit losses is expected to be approximately $32 million for the fourth quarter of 2007, as discussed under Credit Quality below.

•

Compression of the net interest margin, together with a decrease in average earning assets, is expected to reduce net interest income by approximately $2 to $3 million for the fourth quarter of 2007, compared with the third quarter of 2007. The estimated net interest margin compression of approximately 6 basis points is largely attributable to continued pressure on customer deposit pricing and growth, and the related immediate impact of the recent Federal Reserve actions and corresponding LIBOR spreads.

•	Losses on the impairment of non-marketable equity investment securities carried in other assets are expected to total approximately $1 to $2 million due to other than temporary impairment.

•	Losses on the extinguishment of debt are expected to be approximately $1 million, as previously disclosed.

•

The effective income tax rate is expected to be in the range of 10% to 15% for the fourth quarter of 2007, compared with 32.6% for the nine months ended September 30, 2007, with the decrease resulting from the lower overall pre-tax earnings related to the above items. TSFG anticipates the effective income tax rate to be approximately 31% in 2008.

After considering the impact of these items, TSFG will continue to be well-capitalized, with a tangible equity to tangible assets ratio of approximately 6.65% at December 31, 2007, compared to 6.47% at September 30, 2007.

Credit Quality

The expected provision for credit losses of approximately $32 million for the fourth quarter of 2007 compares to $10.5 million in the third quarter of 2007 and $8.8 million in the fourth quarter of 2006. As further discussed below, the estimated provision will cover net charge-offs by approximately $8 million, bringing the overall allowance for credit losses to approximately 1.25% of loans held for investment at December 31, 2007, compared to 1.18% at September 30, 2007.

During the quarter, the Company revised downward its expected recovery of the loans in a well-publicized western North Carolina real estate development alleged by the North Carolina attorney general to involve fraud (“NC Development Loans”). This was due to lack of progress in the ongoing mediation, a member of the bank group withdrawing to pursue recovery separately, the initiation of legal proceedings against certain borrowers, and a revised assessment of the project. At September 30, 2007, TSFG reported such outstanding loans of $11.2 million (net of approximately $9.2 million previously charged-off), of which $9.4 million was on nonaccrual status, and for which there was a specifically allocated reserve of $1.2 million. Based on such developments and information currently available, TSFG expects to record in the fourth quarter additional provisions for credit losses of $7.8 million and to charge off $9.0 million of the $11.2 million balance, leaving TSFG’s remaining exposure to the NC Development Loans at $2.2 million (all of which will be considered nonperforming at December 31, 2007). TSFG continues to vigorously pursue collection efforts against the borrowers, as well as insurance claims related to this matter.

Excluding the North Carolina Development Loans, the Company expects net loan charge-offs to be approximately $15 million, or approximately 59 basis points (annualized) of average loans for the fourth quarter. Including the North Carolina Development Loans, total net charge-offs will be approximately $24 million, or 94 basis points (annualized).

At December 31, 2007, the Company expects total nonperforming assets to be approximately $89 million (or 81 basis points of loans held for investment and foreclosed property), an increase of approximately $30 million from September 30, 2007.

The primary drivers of expected increases in nonperforming assets and charge-offs are residential housing related. In the fourth quarter, we expect to add two development customers in Florida with $14.6 million in exposure to nonperforming assets. Charge-offs on these two relationships are expected to be in the $3 to $4 million range. Also, as noted in the 3rd quarter conference call, the Company has a small portfolio of mortgage warehouse relationships in Florida, of approximately ten customers with total outstandings of approximately $50 million. During the 4th quarter, the Company expects to take over direct servicing of all loans from the two largest of these relationships, which total approximately $32 million. With respect to this portfolio, the Company expects to record additions to nonperforming assets of approximately $8 million and net loan charge-offs of approximately $2.5 million. The remaining increases in nonperforming assets are centered in residential housing related credits, but are much more granular in size and are geographically disbursed within our markets. All of these matters are included in the total nonperforming asset and charge-off estimates discussed above.

Dates for the Company’s 4th Quarter Earnings and Conference Call

TSFG will release fourth quarter 2007 earnings on Thursday, January 24, 2008 after the market closes. TSFG will hold a conference call webcast on Friday, January 25th at 10:00a.m. ET to review fourth quarter financial results.

Forward-Looking Statements

This report contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements include, but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as loan growth, customer deposit growth, income tax rate, factors that will affect credit quality, including the loans in the North Carolina development under investigation, and the net interest margin, the risks and effects of changes in interest rates, effects of future economic conditions, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

/s/   William P. Crawford, Jr.

December 20, 2007

William P. Crawford, Jr.

Executive Vice President and General Counsel

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